Exhibit 99.1

Centessa Pharmaceuticals Reports Financial Results and Business Highlights for the Second Quarter of 2022; Provides Program Update for ZF874

–Registrational studies of SerpinPC for treatment of Hemophilia B planned for 2H of 2022 –

–Oncology pipeline advancing with novel LockBody® technology –

–Announces discontinuation of ZF874 for AATD –

–Multiple clinical PoC readouts expected across pipeline over next two years –

– Cash and cash equivalents of $484.2 million as of June 30, 2022; Cash runway into 2026 –

BOSTON and LONDON, August 10, 2022: Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage pharmaceutical company with a Research & Development (“R&D”) innovation engine that aims to discover, develop, and ultimately deliver impactful medicines to patients, today reported financial results and business highlights for the second quarter ended June 30, 2022, and provided a program update for ZF874 for Alpha-1 Antitrypsin Deficiency (AATD).

“We continue to rapidly advance our robust rare diseases and immuno-oncology pipeline and set the stage for a number of important company milestones which we believe will help us address the needs of several patient populations,” said Saurabh Saha, MD, PhD, Chief Executive Officer of Centessa. “We remain on track to initiate registrational studies for SerpinPC for the treatment of Hemophilia B in the second half of this year and look forward to initiating clinical trials with LB101 (PD-L1xCD47) for solid tumors, after our planned IND filing late this year. Beyond these, we are continuing to advance our earlier stage programs and expect multiple clinical proof of concept readouts across our pipeline over the next two years. Importantly, with a world-class R&D team and cash runway that extends into 2026, we are exceptionally well positioned to deliver on these goals."
ZF874 Program Update
The Company today announced its decision to discontinue development of ZF874 following a recent report of an adverse event (AE) involving elevated liver enzymes (AST/ALT) in a PiMZ subject dosed with 5 mg/kg BID of ZF874 in the Phase 1 study. ZF874, a pharmacological chaperone designed to rescue the folding of the Z variant of alpha-1-antitrypsin (A1AT), was in a Phase 1 study for the treatment of AATD. As previously reported in November 2021, elevated liver enzymes were observed in a subject dosed with 15 mg/kg BID of ZF874 in the first cohort of patients within Part B of the Phase 1 study. Based on the results observed to date, the Company concluded that ZF874 was unlikely to achieve the desired target product profile.

Dr. Saha concluded, “While this is disappointing news for the A1AT patient community, we continue to believe that the pharmacological chaperone approach has the potential to address both the lung and liver manifestations of AATD. We are analyzing data from the Phase 1 study to help inform potential future development plans for our back-up compounds.”

Recent Highlights
•In July, the Company appointed Dr. Mathias Hukkelhoven, former Senior Vice President, Global Regulatory, Safety & Biometrics at Bristol Myers Squibb (BMS), to its Board of Directors. The Company also announced the addition of Dr. Harris L. Rotman as Senior Vice President of Regulatory Affairs.
•In June, the Company presented the first preclinical data for LB101 (PD-L1xCD47) showing that single-agent LB101 delivered systemically led to meaningful tumor regressions and was well tolerated. The Company expects to initiate clinical trials with LB101 following its planned Investigational New Drug (IND) application submission late this year. Additional LockBody molecules, such as LB201 (PD-L1xCD3), are being progressed toward candidate selection expected early 2023.

Anticipated Upcoming Program Milestones
•2H 2022: SerpinPC - Initiate registrational studies in Hemophilia B.
•Q4 2022: SerpinPC - Two-year follow-up data from Phase2a open label extension study.
•Q4 2022: LB101 - IND submission late this year.
The Company continues to progress its earlier stage programs and where applicable, expects to provide updates as they enter clinical studies.

Second Quarter 2022 Financial Results
•Cash and Cash Equivalents: $484.2 million as of June 30, 2022, which the Company expects will fund operations into 2026, without drawing on the remaining available tranches under the Oberland credit facility.
•Research & Development Expenses: $53.7 million for the quarter ended June 30, 2022, compared to $18.1 million for the quarter ended June 30, 2021.
•General & Administrative Expenses: $14.8 million for the quarter ended June 30, 2022, compared to $11.8 million the quarter ended June 30, 2021.
•Net Loss Attributable to Ordinary Shareholders: $64.7 million for the quarter ended June 30, 2022, compared to $41.5 million for the quarter ended June 30, 2021.

About Centessa Pharmaceuticals
Centessa Pharmaceuticals plc is a clinical-stage pharmaceutical company with an R&D innovation engine that aims to discover, develop and ultimately deliver impactful medicines to patients. Our programs span discovery-stage to late-stage development and cover a range of high-value indications in rare diseases and immuno-oncology. We are led by a management team with extensive R&D experience, providing direct guidance to our program teams to rapidly advance our candidates from research through all stages of development. For more information, visit www.centessa.com. which does not form part of this release.

Forward Looking Statements
This press release contains forward-looking statements. These statements may be identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” “aim,” “seek,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to the Company’s ability to deliver impactful medicines to patients; the ability of our management team and board to drive execution of the Company’s portfolio of programs; our asset-centric business model and the intended advantages and benefits thereof; research and clinical development plans and the timing thereof; the scope, progress, results and costs of developing our product candidates or any other future product candidates; the development and therapeutic potential of our product candidates, including SerpinPC and LB101; strategy; regulatory matters, including the timing and likelihood of success of obtaining authorizations to initiate or continue clinical trials or market any products; market size and opportunity for our product candidates; and our anticipated cash runway. Any forward-looking statements in this press release are based on our current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the safety and tolerability profile of our product candidates; our ability to protect and maintain our intellectual property position; business (including commercial viability), regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company; risks inherent in developing product candidates and technologies; future results from our ongoing and planned clinical trials; our ability to obtain adequate financing, including through our financing facility with Oberland, to fund our planned clinical trials and other expenses; trends in the industry; the legal and regulatory framework for the industry, including the receipt and maintenance of clearances to conduct or continue clinical testing; future expenditures risks related to our asset-centric corporate model; the risk that any one or more of our product candidates will not be successfully developed and/or commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; geo-political risks such as the Russia-Ukraine war and risks related to the ongoing COVID-19 pandemic including the effects of the Delta, Omicron and any other variants. These and other risks concerning our programs and operations are described in additional detail in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and our other reports, which are on file with the U.S. Securities and Exchange Commission (SEC). We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.

Contact:
Kristen K. Sheppard, Esq.
SVP of Investor Relations
investors@centessa.com

Centessa Pharmaceuticals plc (Successor) and Centessa Predecessor Group (Predecessor)
Consolidated and Combined Statements of Operations and Comprehensive Loss
(unaudited)
(amounts in thousands except share and per share data)

	Successor				Predecessor
	Three months ended June 30, 2022	Three months ended June 30, 2021	Six months ended June 30, 2022	Period from January 30, 2021 through June 30, 2021	Period from January 1, 2021 through January 29, 2021
Operating expenses:
Research and development	$53,651	$18,134	$90,504	$28,276	$662
General and administrative	14,763	11,841	29,148	17,436	121
Change in fair value of contingent value rights	—	11,312	1,980	11,312	—
Acquired in-process research and development	—	—	—	220,454	—
Loss from operations	(68,414)	(41,287)	(121,632)	(277,478)	(783)
Interest (expense) income, net	(1,628)	27	(3,024)	35	(9)
Amortization of debt discount	—		—	—	(37)
Other income (expense), net	5,359	(191)	5,555	(2,699)	—
Loss before income taxes	(64,683)	(41,451)	(119,101)	(280,142)	(829)
Income taxes	(22)	—	58	—	—
Net loss	(64,661)	(41,451)	(119,159)	(280,142)	(829)
Other comprehensive loss:
Foreign currency translation adjustment	(1,124)	1,094	(1,830)	3,315	107
Total comprehensive loss	$(65,785)	$(40,357)	$(120,989)	$(276,827)	$(722)

Net loss per ordinary share - basic and diluted	$(0.69)	$(0.65)	$(1.29)	$(4.89)
Weighted average ordinary shares outstanding - basic and diluted	94,109,089	63,516,656	92,317,172	57,309,693

Centessa Pharmaceuticals plc (Successor)
Condensed Consolidated Balance Sheets
(unaudited)
(amounts in thousands)

	June 30, 2022	December 31, 2021
Total assets:
Cash and cash equivalents	$484,161	$595,082
Other assets	36,890	34,553
Total assets	$521,051	$629,635

Total liabilities:
Other liabilities	$33,612	$24,681
Long term debt	67,400	75,700
Contingent value rights	—	37,700
Total liabilities	$101,012	$138,081

Total shareholders’ equity	$420,039	$491,554
Total liabilities and shareholders' equity	$521,051	$629,635